UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s shareholders was held on May 5, 2011. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect a Board of Directors; (2) ratify the appointment of the independent registered public accounting firm for the fiscal year 2011; (3) vote on an advisory resolution on executive compensation; (4) vote, on an advisory basis, on the frequency of future advisory votes on executive compensation; and (5) vote on a shareholder proposal regarding equity awards, all of which were described in the proxy statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1.	The election of a Board of Directors. All of the nominees for director were elected. The table below sets forth the voting results for each director.

Name	Votes For	Votes Withheld	Broker Non-Votes

C. C. Casciato	80,149,167	1,870,377	18,320,348

G. W. Edwards	80,861,433	1,158,111	18,320,348

L. L. Elsenhans	79,511,569	2,507,975	18,320,348

U. O. Fairbairn	78,604,099	3,415,445	18,320,348

J. P. Jones, III	76,306,276	5,713,268	18,320,348

J. G. Kaiser	80,343,992	1,675,552	18,320,348

J. W. Rowe	77,977,807	4,041,737	18,320,348

J. K. Wulff	69,520,456	12,499,088	18,320,348

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2011. The voting results were as follows. There were no broker non-votes.

For	Against	Abstain

98,934,585	1,215,385	205,491

3.	An advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes

69,410,379	11,489,461	1,134,885	18,320,348

4.	An advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

72,221,258	475,807	8,608,496	729,552	18,320,348

5.	A shareholder proposal regarding equity awards.

For	Against	Abstain	Broker Non-Votes

35,731,798	43,272,049	3,031,266	18,320,348

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: May 9, 2011	By:	/s/ Joseph P. Krott
Joseph P. Krott
Comptroller